UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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FGBC BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FGBC BANCSHARES, INC.
101 Main Street
Franklin, Georgia 30217
April 21, 2008
Dear Shareholder:
     On behalf of the board of directors and management of FGBC Bancshares, Inc., I cordially invite you to the annual meeting of shareholders to be held on Monday, May 19, 2008, at 10:00 a.m. local time at the Franklin branch of First Georgia Banking Company, 101 Main Street, Franklin, Georgia 30217 for the following purposes:
1)	Elect Class I Directors. To elect six Class I directors to serve three-year terms until the Company’s 2011 annual meeting of shareholders.

2)	Ratify Independent Auditors. To ratify the selection of Mauldin & Jenkins, LLC as the Company’s independent auditors for 2008.

3)	Other Business. To transact such other or further business as may properly come before the annual meeting and any adjournment or postponement thereof.
     The accompanying proxy statement includes a formal notice of the annual meeting, information concerning the proposals to be voted on and other information concerning the annual meeting.
     A form of proxy is enclosed, and you are urged to complete, sign and return it to FGBC Bancshares, Inc. as soon as possible in the enclosed, postage prepaid envelope. If you attend the annual meeting in person, you may revoke your proxy at that time simply by requesting the right to vote in person. Additionally, you may revoke the proxy by filing a subsequent proxy with the Secretary of FGBC Bancshares, Inc. prior to or at the time of the annual meeting.
     Your continued support of the company is very important. I look forward to welcoming you at the meeting.

Sincerely,

Jackie L. Reed
President and Chief Executive Officer

FGBC BANCSHARES, INC.
101 Main Street
Franklin, Georgia 30217

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MONDAY, MAY 19, 2008

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of FGBC Bancshares, Inc., a Georgia corporation (the “Company”), will be held on Monday, May 19, 2008, at 10:00 a.m. local time at the Franklin branch of First Georgia Banking Company, 101 Main Street, Franklin, Georgia 30217, for the following purposes:
1)	Elect Class I Directors. To elect six Class I directors to serve three-year terms until the Company’s 2011 Annual Meeting of Shareholders.

2)	Ratify Independent Auditors. To ratify the selection of Mauldin & Jenkins, LLC as the Company’s independent auditors for 2008.

3)	Other Business. To transact such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
     The board of directors has fixed the close of business on April 7, 2008 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A list of such shareholders will be available for inspection by shareholders at the Annual Meeting.
     Detailed information relating to the above matters is set forth in the accompanying proxy statement dated April 21, 2008. Whether or not you expect to attend the Annual Meeting in person, please mark, sign, date and return the enclosed proxy card in the accompanying postage-prepaid envelope as promptly as possible. If you do attend the Annual Meeting in person, you may withdraw your proxy should you wish to vote in person. Additionally, you may revoke the proxy by filing a subsequent proxy with the Secretary of FGBC Bancshares, Inc. prior to or at the time of the Annual Meeting.

By Order of the Board of Directors,

Jackie L. Reed
President and Chief Executive Officer
Franklin, Georgia
April 21, 2008

FGBC BANCSHARES, INC.
101 Main Street
Franklin, Georgia 30217
(678) 839-4510

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2008

GENERAL INFORMATION
     This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of FGBC Bancshares, Inc., a Georgia corporation (the “Company”), for use at the annual meeting of shareholders (the “Annual Meeting”) to be held at 10:00 a.m. local time on Monday, May 19, 2008, at the Franklin branch of First Georgia Banking Company, 101 Main Street, Franklin, Georgia 30217 and at any and all adjournments or postponements thereof.
     This proxy statement and the enclosed proxy card are first being mailed to shareholders on or about April 21, 2008. A copy of the Company’s Annual Report on Form 10-K accompanies this proxy statement.
     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card, by delivering written notice of the revocation of the proxy to the Company prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder’s directions if the proxy is duly executed and returned prior to the Annual Meeting. If the enclosed proxy is duly executed and returned prior to the Annual Meeting but no directions are specified, the shares will be voted “FOR” the election of the director nominees recommended by the board of directors, “FOR” ratification of the appointment of Mauldin & Jenkins, LLC as the Company’s independent auditors, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting. Any written notice revoking a proxy should be sent to: FGBC Bancshares, Inc., P.O. Box 2578, Carrollton, Georgia 30112, Attention: Corporate Secretary.
     The expense of preparing, printing and mailing this proxy statement and soliciting the proxies sought hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, who will not receive additional compensation therefore, in person, or by telephone, facsimile transmission or other electronic means. The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of the

Company’s common stock, no par value (the “Common Stock”), as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.
     The board of directors of the Company has fixed the close of business on April 7, 2008, as the record date (“Record Date”) for determination of the Company’s shareholders entitled to notice of and to vote at the Annual Meeting. At the close of business on such date, there were 12,194,761 shares of Common Stock outstanding and held by approximately 1,291 shareholders of record. Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record at the close of business on the Record Date.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth the beneficial ownership of our common stock as of April 7, 2008 by (i) each director; (ii) each executive officer who is identified under the section entitled “Executive Compensation”; and (iii) all of the directors and identified executive officers as a group. The Company is not aware of any beneficial owners of more than 5% of the Company’s outstanding Common Stock.

Name	Position(s) Held	Shares Owned[1]	Percentage[1]
Gregory S. Akins	EVP, Chief Credit Officer/Chief Operating Officer	75,555[2]	0.62%

Roy L. Denney	Director	271,558[3]	2.23%

Walter D. Duke	Director	227,481	1.87%

Wyche T. Green, III	Director	34,234	0.28%

Gregory M. Hagan	Director	160,122	1.31%

George B. Hamil, Jr.	Director	152,207[4]	1.25%

Terry L. Harper	Director	33,956	0.28%

Emmett K. Harrod	Director	50,421	0.41%

H. Jeffrey Lindsey	Director	186,804	1.53%

Teresa L. Martin	EVP and Chief Financial Officer	92,072[5]	0.76%

Name	Position(s) Held	Shares Owned[1]	Percentage[1]
Dennis H. McDowell	Director	590,310	4.84%

Edward R. Newbern	Director	320,465[6]	2.63%

G. Randall Pugh	Director	13,333	0.11%

Jackie L. Reed	Chief Executive Officer/Director	126,383[7]	1.04%

Carl R. Sewell, Jr.	Director	219,929	1.80%

Bart R. Smith	Director	92,540	0.76%

Gleamer L. Smith, Jr.	Director	138,886[8]	1.14%

Robert L. Stewart, Jr.	Director	156,813[9]	1.29%

All directors and executive officers as a group (18 individuals)		2,943,069[10]	24.15%

(1)	The information shown above is based upon “beneficial ownership” concepts as set forth in rules promulgated under the Securities Exchange Act of 1934. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote, or to direct the voting of, such security, or has or shares “investment power”, which includes the power to dispose, or to direct the disposition of, such security. A person is also deemed to be the beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. In accordance with SEC rules, percentages were calculated based on the amount of outstanding shares plus, for each such person or group, any shares that person or group has the right to acquire within 60 days through stock options or other rights.

(2)	Includes 22,222 shares that may be acquired through the exercise of stock options that are either exercisable or become exercisable within 60 days.

(3)	Includes 19,295 shares held in Mr. Denney’s spouse’s retirement plan.

(4)	Includes 76,629 shares held for Mr. Hamil’s account in a retirement plan.

(5)	Includes 60,010 shares that may be acquired through the exercise of stock options that are either exercisable or become exercisable within 60 days and 1,928 shares held by Ms. Martin as custodian for her minor child.

(6)	Includes 142,342 shares held in the Eddie G. Newbern Retirement Trust.

(7)	Includes 118,055 shares that may be acquired through the exercise of stock options that are either exercisable or become exercisable within 60 days.

(8)	Includes 4,721 shares held in Mr. Smith’s spouse’s individual retirement plan.

(9)	Includes 37,134 shares held in a family limited partnership and 3,726 shares held by his wife as custodian for his minor child.

(10)	Includes 200,287 shares that that may be acquired through the exercise of stock options that are either exercisable or become exercisable within 60 days.
     Changes in Control. There are no arrangements that may result in a change of control of the Company.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of any class of the Company’s equity securities, to file with the Securities and Exchange Commission (the “SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Such persons are required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC. Based solely on its review of copies of such reports received by it and written representations that no other reports were required, the Company believes that all filing requirements were complied with on a timely basis except as follow: Gregory S. Akins filed a late Form 4 covering an option grant, G. Randall Pugh filed a late Form 3 and Roy L. Denney filed a late Form 4 for the purchase of stock.
PROPOSAL NO. 1 -
ELECTION OF CLASS I DIRECTORS
     At the Annual Meeting six Class I directors will be elected each to serve for a three-year term of office.
     The Company’s articles of incorporation divide the board of directors of the Company into three classes, Class I, Class II and Class III, each of which is as nearly equal in number as possible. The directors in each class hold office for staggered terms of three years each, after the initial terms of one year, two years and three years, respectively. The term of Class I directors expires at the 2008 Annual Meeting. The board of directors has set the number of the Class I directors at six. The board of directors has nominated the following persons for Class I membership on the board, and unanimously recommends a vote “FOR” the election of these persons: Roy L. Denney, Greg M. Hagan, Emmett K. Harrod, Edward R. Newbern, G. Randall Pugh and Bart R. Smith.
     All shares of Common Stock represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted for the election of the six Class I nominees listed above. In the event that any nominee is unable to serve, the persons designated as proxies will cast votes for such other persons as they may select. Provided that a quorum exists directors are elected by a plurality of the votes cast at the Annual Meeting.
     The board of directors unanimously recommends a vote “FOR” the election of the six nominees listed above.

DIRECTORS AND EXECUTIVE OFFICERS
General
     The following table gives certain information about the current members of our board of directors and our executive officers, including their ages as of April 21, 2008 and the positions they hold with the Company and its banking subsidiary, First Georgia Banking Company (the “Bank”). Except for Randall Pugh, who joined the board in 2007, each of the Company’s directors has served as a director since the Company’s incorporation in 2004. All of the Company’s directors other than Jackie L. Reed, Terry L. Harper and Carl R. Sewell, Jr. qualify as “independent” directors as defined in Nasdaq Rule 4200(a)(15).

Name	Class (if a director)	Age	Position(s) Held
Gregory S. Akins		50	EVP and Chief Credit Officer/ Chief Operating Officer

Roy L. Denney	I	65	Director

Walter D. Duke	III	64	Director

Wyche T. Green, III	II	36	Director

Gregory M. Hagan	I	48	Director

George B. Hamil, Jr.	III	54	Director

Terry L. Harper	III	60	Director

Emmett K. Harrod	I	61	Director

H. Jeffrey Lindsey	III	48	Director

Teresa L. Martin		37	EVP and Chief Financial Officer

Dennis H. McDowell	II	65	Director

Edward R. Newbern	I	41	Director

G. Randall Pugh	I	64	Director

Jackie L. Reed	II	57	Chief Executive Officer/Director

Carl R. Sewell, Jr.	II	52	Director

Name	Class (if a director)	Age	Position(s) Held
Bart R. Smith	I	41	Director

Gleamer L. Smith, Jr.	II	62	Director

Robert L. Stewart, Jr.	III	55	Director
     The following text gives certain additional information concerning our directors and executive officers, including their business experience during the last five years.
     GREGORY S. AKINS. Mr. Akins is the EVP and Chief Credit Officer/Chief Operating Officer of the Bank and the Company. He previously served as Chief Financial Officer of Citizens Bank & Trust of West Georgia from 1982 until joining the Bank in June 2005. From 1980 to 1982 Mr. Akins served as Assistant Bank Examiner with the Georgia Department of Banking and Finance. He graduated from the University of West Georgia in 1980 with a B.S. in Accounting and resides in Bowdon, Georgia. Carl R. Sewell, Jr., one of the Company’s directors, is Mr. Akin’s brother-in-law.
     ROY L. DENNEY. Mr. Denney has been the CEO of Southern A & E, an architectural and engineering firm in Austell, Georgia since 1998. He has over 30 years of experience in the area of architecture and graduated from Georgia Tech in 1965 with a B.A. in this field. He served as a director on the advisory board of Citizens & Southern National Bank (now Bank of America) from 1994 until 1997. Mr. Denney resides in Carrollton, Georgia.
     WALTER D. DUKE. Mr. Duke has been the owner of Walter D. Duke & Associates, a tax-consulting firm, since 1973. Mr. Duke is also a partner with Wiggins & Duke, where he has served as a sales representative for health aids since 1998. Mr. Duke graduated from Georgia State in 1965 with a B. B. A. and resides in Carrollton, Georgia.
     WYCHE T. GREEN, III. Mr. Green has worked for Greenway Medical Technologies in Carrollton for over ten years, serving as its President since 2000. He graduated from Auburn University in 1994 with a B.A. in Management. He serves on the board of R. W. Allen Construction, West Georgia Habitat for Humanity, Greenway Medical, Auburn Athletic Advisory Council, University of West Georgia Foundation and the CDISC Industry Advisory Board. Mr. Green resides in Carrollton, Georgia.
     GREGORY M. HAGAN. Mr. Hagan has served as Vice President of Operations and Chief Operating Officer for Franklin Aluminum Company in Franklin, Georgia since 1989. This firm has employed him in various positions since 1982. He has served on the advisory board of Regions Bank of Heard County and is a graduate of Purdue University. Mr. Hagan resides in Carrollton, Georgia.
     GEORGE B. HAMIL, JR. Mr. Hamil has served as President and CEO of Southern Therapy Services, Inc. in Carrollton, Georgia since 1985. He has a degree in physical therapy from the Medical College of Georgia, as well as a Masters of Education in Counseling from

West Georgia College. Mr. Hamil has also been a partner in Southern Properties, a real estate investment firm in Carrollton, since 1988. He served on the advisory board of Regions Bank for over five years. Mr. Hamil resides in Carrollton, Georgia.
     TERRY L. HARPER. Mr. Harper has been an insurance agent with State Farm Insurance in Franklin, Georgia since 1980. He has also been an associate broker with Harper Realty in Franklin since 1980. In addition to his real estate and insurance licenses, he holds a series 6 and 63 licenses from the NASD. Mr. Harper served as a director of the Bank of Heard County from 1994 until Regions Bank acquired it in 1996. After that time, he served on the advisory board of Regions Bank of Heard County for five years. Mr. Harper resides in Roopville, Georgia.
     EMMETT K. HARROD. Mr. Harrod served as Judge of the Probate Court of Heard County in Franklin, Georgia from 1986 until his retirement in 2000. He currently owns Double H Farms in Ephesus, Georgia and is frequently called upon to use his legal experience as a mediator. Mr. Harrod has also served as president of Harrod Logging & Timber since 1980, and has been a partner in JCC Cattle Company since 1992. He served as a director of the Bank of Heard County from 1988 until Regions Bank acquired it in 1996. After that time, he served on the advisory board of Regions Bank of Heard County until April, 2003. Mr. Harrod resides in Roopville, Georgia.
     HOWARD J. LINDSEY. Dr. Lindsey is an orthodontist and has been the president of H. Jeffrey Lindsey, DMD, PC in Carrollton, Georgia since 1986. He is a graduate of the University of Kentucky School of Dentistry, and received an MSD from the graduate school there. Dr. Lindsey is a founding trustee of the Georgia Dental Holding Company in Atlanta, a for-profit arm of the Georgia Dental Association that oversees insurance operations of the Association. He also served for five years as an advisory director of the Regions Bank of Carroll County from 1996 until 2001. Dr. Lindsey resides in Carrollton, Georgia.
     TERESA L. MARTIN. Mrs. Martin is the EVP/Chief Financial Officer of both the Bank and the Company. She previously served as Chief Financial Officer of Community Capital Bank in Jonesboro from February, 2003 until she joined the Bank’s organizational effort in May, 2003. Prior to her employment with Community Capital Bank, Mrs. Martin was employed for 15 years with Community Trust Bank in Hiram where she served in various capacities. Mrs. Martin is a graduate of Kennesaw State University, receiving both undergraduate and MBA degrees. She holds a CPA license and resides in Douglasville, Georgia.
     DENNIS H. McDOWELL. Mr. McDowell is a builder/developer and has been the owner of D. H. McDowell & Associates in Carrollton, Georgia since 1969. He also has been the owner of Chattahoochee Mortgage & Investment and Secured Realty, both located in Carrollton, since 1994. Mr. McDowell served on the advisory board of Colonial Bank in Carrollton from 1999 until 2002. Mr. McDowell resides in Carrollton, Georgia.
     EDWARD R. NEWBERN. Mr. Newbern is actively employed in the real estate development area as a partner in several real estate development operations in Carrollton, as well as controlling interest in the Riverview Retirement Living, LLC in Carrollton. He has been a real estate developer since 1991. Mr. Newbern resides in Bremen, Georgia.

     G. RANDALL PUGH. Since 1984 Mr. Pugh has served as the President and CEO of Jackson Electric Membership Corporation. He is currently a Director on the Georgia Systems Operations Company (GSOC) Board of Directors where he serves as Chairman of the Audit Committee. He also serves as an Alternate Director on the Oglethorpe Power Corporation (OPC) Board of Directors. He received a Bachelor’s Degree in Accounting from the University of Georgia. Mr. Pugh resides in Jefferson, Georgia.
     JACKIE L. REED. Mr. Reed has been the President/CEO of the Bank since its inception and has served in the same capacity for the Company since its formation. He was the president and CEO of Regions Bank of Carroll and Heard Counties from 1996 until his resignation in 2003. Prior to that time he was CEO of the Bank of Heard County in Franklin, Georgia, from 1994 until 1996. From 1977 until 1994 Mr. Reed served as Vice President and director of the Bank of Heard County. He graduated from the University of Alabama with a B.S. in Finance. Mr. Reed resides in Carrollton, Georgia.
     CARL R. SEWELL, JR. Mr. Sewell has been the president and manager of daily operations of The Ray Sewell Company in Bremen, Georgia, which is a family-owned publishing, real estate and investment company, since 1978. He graduated from the University of Alabama with a B.S. in Marketing. Mr. Sewell resides in Bremen, Georgia. Greg Akins, the Bank’s and Company’s EVP and Chief Credit Officer, is Mr. Sewell’s brother-in-law.
     BART R. SMITH. Mr. Smith has been the general manager of Don Rich Ford Co., Inc. in Villa Rica, Georgia, since 2004. He served as assistant general manager from 1986 to 2004. He has been with the family-owned company, which was started in 1971, since 1986.
     GLEAMER L. SMITH, JR. Mr. Smith is an attorney who has practiced in Carrollton, Georgia since 1983. He received a B.A. from the State University of West Georgia, and his Juris Doctor from the University of Georgia School of Law. He served on the Board of Citizens & Merchants Bank in Bremen, Georgia from 1981 to 1986. Mr. Smith resides in Atlanta, Georgia.
     ROBERT L. STEWART, JR. Mr. Stewart has been associated with J. Smith Lanier & Company, an insurance firm in Carrollton, Georgia, since 1988 and became managing director of the firm in 1999. He is also a partner in several real estate sales & development companies in Franklin and Carrollton. Mr. Stewart served as an advisory director on the Regions Bank of Carroll County Board from 1997 until April 2003. He also worked as a loan officer at Carrollton State Bank from 1978 to 1981. Mr. Stewart resides in Carrollton, Georgia.
Code of Ethics
     The Company’s bank subsidiary has adopted a code of ethics applicable to its officers and employees in 2003. Although the code does not satisfy all of the criteria set forth in Item 406(b) of the Securities and Exchange Commission Regulation S-K, the board of directors believes that it is reasonably designed to promote ethical conduct and prevent conflicts of interest. Because the existing code accomplishes these objectives, the board of directors did not believe that it was necessary to adopt an additional code of ethics that complies with the SEC definition at this time, although we may do so in the future.

Meetings and Committees of the Board of Directors
     The Company’s board of directors held nine meetings during 2007. The board of directors of the Bank held twelve meetings during the year. All directors attended at least 75% of the total number of meetings held by the board of directors and the committees on which such directors served during 2007.
     The Company’s board of directors has an Executive/Nominating Committee. Although the Company does not have a separately-designated Audit Committee or Compensation Committee, the Bank’s board of directors does have an Audit Committee and a Compensation Committee. Because the Company merely serves as a holding company for the Bank with no independent operations, the Bank’s Audit Committee and Compensation Committee have served as de facto committees for the Company. Therefore, unless the context dictates otherwise, references in this Proxy Statement to the Audit Committee and the Compensation Committee should be considered to be references to the group of directors who, through service on the Bank’s committees, essentially perform equivalent functions for the Company.
     The Company’s Executive/Nominating Committee consists of George B. Hamil, Jr., Howard J. Lindsey, Terry L. Harper, Jackie L. Reed and Gleamer L. Smith, Jr. Its primary function is to serve as the Company’s management group when the full board is not in session in accordance with the procedures and limitations set forth in the Company’s bylaws. This committee also fulfills nominating functions for the board, although it does not have a formal charter covering those functions. No formal charter has been adopted to date due to the Company’s relative small size and the belief that it can properly function without the need for a formal charter. The Company has not adopted any formal nominations process. However, the general criteria that will be considered in determining director nominees is described under “Consideration of Director Candidates” below.
     The Bank’s Compensation Committee consists of Wyche T. Green, III, Gregory M. Hagan, Edward R. Newbern, G. Randall Pugh and Carl R. Sewell, Jr. The committee has adopted a written charter, which was attached to the proxy statement for the Company’s 2007 Annual Meeting of shareholders. The charter is not currently available on the Bank’s website, although the Bank may post it to its website on a later date. Additional information regarding the Compensation Committee, including its responsibilities, is set forth within the section of this proxy statement entitled “Compensation Discussion and Analysis.”
     The Bank’s Audit Committee consists of Walker D. Duke, Ralph E. Fleck, III, Emmett K. Harrod, Gregory Shadix and Bart R. Smith. Since the Company does not have a separately-designated audit committee, all of these individuals other than Mr. Fleck and Mr. Shadrix, who are not directors of the Company, serve as the group that performs the role of an audit committee for the Company. The Audit Committee oversees and reviews the internal and independent audit function of the Company and reports the Committee’s findings and recommendations to the board. The composition of the Company’s Audit Committee (excluding Mr. Fleck and Mr. Shadix since they are not Company directors) complies with the Nasdaq rule for audit committees because the Committee has at least three members, all of whom are independent directors under the applicable Nasdaq rule. The board of directors has determined that Walter D. Duke qualifies as an audit committee financial expert under SEC rules. The committee has adopted a written charter, which was attached to the proxy statement for the Company’s 2007 Annual Meeting of shareholders. The charter is not currently available on the Bank’s website, although the Bank may post it to its website on a later date.
Audit Committee Report
     The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.
     The Audit Committee has reviewed and discussed the audited financial statements for the year ending December 31, 2007 with the Company’s management. The committee has also discussed with Mauldin & Jenkins, LLC, the independent auditors, the matters required to be discussed by Statement on Accounting Standards Number 61.
     The Audit Committee has received the written disclosures and the letter from Mauldin & Jenkins, LLC required by Independence Standards Board Standard No. 1 and has discussed with Mauldin & Jenkins, LLC its independence.
     Based on the above review and discussions, the Audit Committee recommended to the board of directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2007.

The Audit Committee

/s/ Walter D. Duke
/s/ Emmett K. Harrod
/s/ Bart R. Smith
Consideration of Director Candidates
     In evaluating potential nominees, the board of directors believes that, at a minimum, a director candidate must possess personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the Company’s affairs and be free of conflicts of interest. The board of directors will also consider the extent of the candidate’s business acumen and experience and such other factors as it deems appropriate in any given circumstance. Other than these general guidelines and adherence to the Company’s bylaws, the board of directors does not have any formal procedures that it follows in connection with the nominations process. Furthermore, the board has not established any different evaluation process depending on who nominates directors. The board of directors believes that its existing practice gives it the flexibility that it needs to best serve the interests of the Company’s shareholders.
     The board of directors will consider nominees recommended by shareholders, although it has not actively solicited recommendations from shareholders nor has it established any formal procedures for this purpose other than as set forth in the Company’s bylaws. Any such recommendations should be sent to the attention of the Company’s Secretary at the Company’s main address.
Shareholder Communications with the Board of Directors
     The Company’s board of directors welcomes all communications from shareholders to the board of directors and/or management. Communications received by management will be discussed with the Chairman of the board, who is then responsible to exercise his or her discretion whether to present the communication to the full board. Each board member who receives communications directly from shareholders exercises his or her own discretion upon whether to present the communications to the board of directors. Shareholders who wish to communicate with the board or any of its members may direct such communication to the Company’s main address.
     The Company does not have a formal policy regarding director attendance at the Company’s annual shareholder meeting, although all directors are encouraged to attend. All of our directors attended the Company’s 2007 annual meeting.
Certain Relationships and Related Transactions
     Certain of the directors and executive officers of the Company, members of their families and companies or firms with which they are associated, were customers of and had banking transactions with the Company’s bank subsidiary in the ordinary course of business during 2007, and such transactions are expected to continue in the future. All loans and commitments to loan included in these transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, did not involve more than a nominal risk of collectibility or present other unfavorable features. None of the loans outstanding to directors or officers of the Company, members of their families or companies or firms with which they are associated were non-performing as of December 31, 2007. Total loans outstanding to all directors and executive officers of the Company and First Georgia Banking Company, or affiliates of such persons (including members of the immediate families of such persons or companies in which such persons had a 10% or more beneficial interest), amounted to an aggregate of $14,479,957 at December 31, 2007. All extensions of credit to directors, executive officers or related parties, regardless of size or maturity, must be approved by the full board of the Bank. The interested party must physically leave the presence of the other directors during the discussion of the transaction.
     The Company recognizes that transactions between the Company or the Bank and any of its directors or executives can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Therefore, as a general matter, it is the Company’s preference to avoid such transactions. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. While the Company has not adopted any formal policy or procedure, the Board of Directors follows an informal policy of reviewing and, if appropriate, approving any transaction in which any of the Company’s directors or executives had, has or will have a direct or indirect material interest, including any transaction that would require disclosure pursuant to Item 404(a) of the SEC’s Regulation S-K. After its review, the Board (with the interested party abstaining) will only approve those transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Board determines in good faith.
COMPENSATION DISCUSSION AND ANALYSIS
     This Compensation Discussion and Analysis describes the Company’s compensation philosophy and policies for 2007 that applied to the executives named in the summary compensation table below. It explains the structure and rationale associated with each material element of each named executive’s total compensation, and it provides important context for the more detailed disclosure tables and specific compensation amounts that follow.
Compensation Philosophy and Objectives
     The Compensation Committee, which is composed of at least three independent directors, sets and administers the policies that govern the Company’s executive compensation programs, and various incentive and stock option programs. All decisions relating to the compensation of the named executive officers are shared with the full board.
     The Company seeks to target executive compensation at levels that it believes to be consistent with others in the banking industry. The executive officers’ compensation is weighted toward programs contingent upon the Company’s level of annual and long-term performance. In general, for senior management positions of the Company, including the named executive officers, the Company will pay base salaries that target the market median of other financial institutions of similar asset size, growth strategy, complexity and similar products and markets. Goals for specific components include:
•	Base salaries for executives generally are targeted at the 50th percentile.

•	The Annual Incentive Plan will generally target cash compensation at the 50th percentile when target performance-based goals are achieved and between the 60th and 75th percentiles if annual goals are exceeded.

•	Performance-based Long-Term Incentives will generally target equity compensation at the 50th percentile when target goals are met, with the potential for awards between the 60th and 75th percentiles when long-term goals are exceeded. No equity awards will be made if long-term performance goals are not met.
Compensation-Related Governance and Role of the Compensation Committee
     Committee Charter and Members
     The Compensation Committee’s primary responsibilities are to: (1) determine the compensation payable to executive officers; (2) evaluate the performance of the Chief Executive Officer and the relationship between performance and the Company’s compensation policies for the Chief Executive Officer and other executive officers; (3) issue reports in accordance with

SEC rules regarding compensation policies; and (4) approve and administer stock-based, profit-sharing and incentive compensation plans. As of December 31, 2007, the Committee was comprised of at least three members of the Board each of whom: (a) met the independence requirements of the Nasdaq listing standards and any other applicable laws, rules and regulations governing independence, as determined by the Board; (b) qualify as “non-employee directors” as defined in Section 16 of the Securities Exchange Act of 1934; and (c) qualify as “outside directors” under Section 162(m) of the Internal Revenue Code.
     Interaction with Consultants
     The Compensation Committee engaged compensation consultants to provide an executive compensation review in 2007. Clark Consulting conducted an independent, third-party peer compensation review of 21 similar banking institutions. Working with both the Compensation Committee and the Executive Management team, Clark Consulting identified factors used to establish a peer group of banks for the Company, such as size, asset growth of the institution, geographic footprint, number of branches, and performance. Clark Consulting studied executive compensation at 21 peer banks and identified and provided in-depth written reports to the Company’s Compensation Committee. Through the peer-review process conducted by Clark, the Company’s board and management were able to assess executive compensation against banking industry peers. For more information on the compensation review, see “Pay Level and Benchmarking” below.
     Role of Executives in Compensation Committee Deliberations
     The Compensation Committee frequently requests the CEO to be present at Committee meetings to discuss executive compensation and evaluate Company and individual performance. Occasionally, other executives may attend a Committee meeting to provide pertinent financial or legal information. Executives in attendance may provide their insights and suggestions, but only independent Compensation Committee members may vote on decisions regarding changes in executive compensation to recommend to the full board.
     The CEO does not provide the recommendations for changes in his own compensation. The Compensation Committee discusses the CEO’s compensation with him, but final deliberations and all votes regarding his compensation for recommendation to the full board are made in executive session, without the CEO present. The Committee initiates any changes in the CEO’s compensation based on periodic market reviews and recommendations from outside consultants. Relative to executives other than the CEO, the Committee uses the CEO’s proposals and input from Clark Consulting in making its recommendations to the full board.
     Compensation Committee Activity
     In 2007, the Compensation Committee met a total of three times. The Committee’s activities included the following: reviewing employment agreements and approval of 2007 incentive compensation and 2008 salary increases.

Compensation Framework
     Summary of Pay Components
     The Company uses the pay components listed below to balance various objectives. The Company believes that its compensation framework helps encourage achievement of strategic objectives and creation of shareholder value, recognize and reward individual initiative and achievements, maintain an appropriate balance between base salary and annual and long-term incentive opportunity, and allow the Company to compete for, retain, and motivate talented executives critical to its success.
     Salary
     The Company pays its executives cash salaries intended to be competitive by taking into account total compensation market reviews, the individual’s experience, performance, responsibilities, and past and potential contribution to the Company. The Company targets salaries at the 50th percentile of competitive practice. Salary decisions also take into account the positioning of projected total compensation with target-level performance incentives.
     The Company’s board of directors approved the compensation for the named executive officers for 2008, which were made effective January 1, 2008. The board approved the following annual salaries:

Mr. Reed	$275,000
Ms. Martin	$163,800
Mr. Akins	$163,800
     Annual Cash Incentive
     The Company’s bank subsidiary was established in November 2003 and moved out of de novo status in 2006. No bonuses were paid out in either 2003 or 2004. Starting in 2005, the Bank paid out discretionary bonuses. In 2007, incentives were paid on a discretionary basis and were tied to the Bank’s net income, growth and individual performance.
     The table below shows the 2007 award opportunities at target as well as each executive’s actual award as a percentage of salary in 2007.

		Actual Payout	Actual Payout
Executive	2007 Target Award	2007	2007
Jackie Reed	40%	$92,000	40%
Teresa Martin	25%	$39,000	25%
Greg Akins	25%	$39,000	25%

     Long-Term Incentives
     The Company has paid equity, in the form of stock options, to the executives in the year the Bank formed (2003) and in 2005 and 2007. The Company currently maintains its 2007 Equity Plan. Concurrent with Mr. Akins accepting additional responsibility as Chief Operating Officer in addition to his role as Chief Credit Officer, the Company in 2007 awarded long-term incentive awards to him.
     The Company desires to motivate and reward executives relative to driving superior future performance, so the Company does not currently consider prior stock compensation gains as a factor in determining future compensation levels.
     Timing of Equity Grants
     The Company does not have a formal written policy guiding the timing of equity grants. All prior equity grants were made after formal compensation committee approval and subject to full board approval.
     401(k) Plan
     The Company sponsors a 401(k) Plan pursuant to which the Company makes a safe harbor contribution. The purpose of the plan is to reward employees for their productivity and service and provide employees with greater retirement income. The 401(k) and safe harbor contributions satisfy the safe harbor rules in Code Section 401(k)(12) and Code Section 401(m)(11), which include providing for a mandatory contribution of at least 100% of each participant’s 401(k) contributions up to three percent of compensation. The amended plan also provides for 100% vesting of all accounts.
     Other Compensation
     The executive officers identified in the Summary Compensation Table below participate in the Company’s broad-based employee benefit plans, such as medical, dental, disability and term life insurance programs. For each of the named executive officers, the Company also provides the following types of perquisites: paid health insurance premiums, business and personal use of a Company car (including a fuel allowance) for transportation for the executives, customers, employees and directors (or a car allowance in lieu of a company car) and social and civic club dues for networking and entertaining.
Pay Level and Benchmarking
     In 2006, the Compensation Committee worked with Clark Consulting to review total compensation levels for the named executive officers. This review included base salary, annual cash incentives, all forms of equity compensation, and all other forms of compensation. Our 2007 executive compensation was determined in part based on this study.
     The primary data source used in setting competitive market levels for the executives is the information publicly disclosed by a “2006 Peer Group” of the 21 companies listed below. These companies include banks of similar size and geographic location.

2006 PEER GROUP

Southern Community Financial	SCMF	Vision Bancshares Inc.	VBAL	BNC Bancorp	BNCN
First Security Group Inc.	FSGI	Bancshares of Florida Inc.	BOFL	American Community Bcshs	ACBA
Pinnacle Financial Partners	PNFP	Coast Financial Holdings Inc.	CFHI	New Century Bancorp Inc.	NCBC
Gateway Financial Holdings	GBTS	Omni Financial Services, Inc.	OFSI	Crescent Financial Corp.	CRFN
Centerstate Banks of Florida	CSFL	Southcoast Financial Corp.	SOCB	Greenville First Bancshares	GVBK
Nexity Financial Corporation	NXTY	Capital Bancorp Inc.	CPBB	TN Commerce Bancorp Inc	TNCC
Integrity Bancshares Inc.	ITYC	First Community Corp.	FCCO	First Reliance Bcshs	FSRL
     In addition, the Executive Compensation Review also referenced published survey sources including Watson Wyatt, Mercer, Bank Administration Institute, Georgia Bankers Association and American Community Bankers.
     After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding individual executives’ target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team.
Adjustment or Recovery of Awards
     The Company has not adopted a formal policy or any employment agreement provisions that enable recovery, or “clawback”, of incentive awards in the event of misstated or restated financial results. However, Section 304 of the Sarbanes-Oxley Act does provide some ability to recover incentive awards in certain circumstances. If the Company is required to restate its financials due to noncompliance with any financial reporting requirements as a result of misconduct, the CEO and CFO must reimburse the Company for (1) any bonus or other incentive- or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of securities of the Company during those 12 months.
Employment Agreements — Payments
     The Company entered into a separate employment agreement with each of the three named executive officers, and all have identical contracts, with the exception of the effective dates and compensation levels. The Company entered into five-year employment agreements with the named executives on the following dates:

Mr. Reed	April 14, 2003
Ms. Martin	May 20, 2003
Mr. Akins	June 24, 2005
     For additional information regarding these contracts see their summaries under “EXECUTIVE COMPENSATION — Potential Payments Upon Termination or Change in Control.”

Tax and Accounting Considerations
     The Company takes into account tax and accounting implications in the design of its compensation programs. For example, in the selection of long-term incentive instruments, the Compensation Committee reviews the projected expense amounts and expense timing associated with alternative types of awards. Under current accounting rules (i.e., Financial Accounting Standard 123, as revised 2004), the Company must expense the grant-date fair value of share-based grants such as restricted stock and stock options. The grant-date value is amortized and expensed over the service period or vesting period of the grant. In selecting appropriate incentive devices, the Compensation Committee reviews extensive modeling analyses and considers the related tax and accounting issues.
     Section 162(m) of the Internal Revenue Code places a limit on the tax deduction for compensation in excess of $1 million paid to the chief executive officer and four most highly compensated executive officers of a corporation in a taxable year. All of the compensation the Company paid in 2007 to the named executive officers is expected to be deductible under Section 162(m).
Conclusion
     The Company believes its compensation program is reasonable and competitive with compensation paid by other financial institutions of similar size. The program is designed to reward managers for strong personal, company, and share-value performance. The Compensation Committee monitors the various guidelines that make up the program and reserves the right to adjust them as necessary to continue to meet the Company and shareholder objectives.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee reviewed and discussed with management the section entitled “Compensation Discussion and Analysis” included in this Proxy Statement beginning on page 12 (the “CD&A”). In reliance on this review and discussion, the Compensation Committee recommended to the board of directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in this Proxy Statement.

The Compensation Committee

/s/ Wyche T. Green, III
/s/ Gregory M. Hagan
/s/ Edward R. Newbern
/s/ G. Randall Pugh
/s/ Carl R. Sewell, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The following directors served as a member of the Compensation Committee during 2007: Wyche T. Green, III, Gregory M. Hagan, Edward R. Newbern, G. Randall Pugh and Carl R. Sewell, Jr. None of the members of the Compensation Committee was an officer or employee of the Company during 2007 or at any time in the past and none of the Company’s executive officers have served as a member of the compensation committee or a board of directors of any other entity that has an executive officer serving as a member of the Company’s board of directors.
EXECUTIVE COMPENSATION
Summary Compensation Table
     The table below provides information concerning the compensation paid to our chief executive officer, our chief financial officer and our chief credit officer/chief operating officer for services in all capacities for the year ended December 31, 2007.

							Change in
							Pension Value and
						Non-Equity	Nonqualified
						Incentive Plan	Deferred	All Other
Name and				Stock	Option	Compensation	Compensation	Compensation
Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	($)	Earnings ($)	($)[1]	Total ($)
Jackie L. Reed	2007	230,000	92,000	—	—	—	—	58,253	380,253
CEO/President	2006	200,000	50,000	—	—	—	—	42,570	292,570

Teresa L. Martin	2007	156,000	39,000	—	—	—	—	36,119	231,119
EVP/CFO	2006	135,000	33,750	—	—	—	—	30,545	199,295

Gregory S. Akins	2007	156,000	39,000	—	8,812	—	—	39,209	243,021
EVP/CCO/COO	2006	135,000	33,750	—	—	—	—	35,531	204,281

[1]	All Other Compensation includes items such as personal travel using vehicles owned by the Company or an equivalent auto allowance (Mr. Akins $12,000), director fees (Mr. Reed $25,100), social club dues, health insurance (Mr. Reed $18,348, Ms. Martin $14,334 and Mr. Akins $15,787) and 3% 401(k) company match.

Outstanding Equity Awards at December 31, 2007
     The following table provides information concerning unvested options and unexercised options as of December 31, 2007. There were no other forms of outstanding equity awards as of December 31, 2007.

	Option Awards
			Equity
			Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option
	Options	Options	Unearned	Exercise	Option
	(#)	(#)	Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date
Jackie L. Reed	118,050	88,547	—	3.39	9/19/2013
CEO and President

Teresa L. Martin	44,270	—	—	3.39	9/19/2013
EVP and CFO	15,740	7,870	—	7.50	8/18/2015

Gregory S. Akins	22,222	11,111	—	7.50	6/24/2015
EVP and CCO	—	26,666	—	15.00	10/02/2017
Potential Payments Upon Termination or Change in Control
     We have employment contracts with each of our named executive officers that provide for potential payments upon termination or a change in control. The details of the provisions of these contracts are described below.
     Jackie L. Reed. Mr. Reed’s contract provides that we will employ him as President and Chief Executive Officer of the Bank. It has an initial term of five years and will be automatically extended for an additional year on the initial termination date and each anniversary thereafter unless either party gives the other 90 days prior written notice.
     If Mr. Reed’s employment is terminated without cause he will be entitled to severance pay equal to two month’s salary. Assuming such a termination as of the last business day of 2007, the Bank would have been required to pay Mr. Reed $38,333. If Mr. Reed’s employment is terminated within one year after a change in control transaction (except for a “for cause” termination), or if Mr. Reed leaves the Bank for “good reason” during this period, he will be entitled to receive his salary through the month of the termination and severance pay equal to two times his then existing base salary. Mr. Reed may also leave the Bank’s employ within 90 days after a change in control, in which case he would be entitled to the severance payment. This payment is in addition to other amounts owed to Mr. Reed pursuant to the agreement. Assuming such a termination or resignation as of the last business day of 2007, the Bank would have been required to pay Mr. Reed $498,333.

     Mr. Reed’s employment agreement provides that in the event of his termination from employment, he will not work in a similar capacity for a competing banking business within 20 miles of our primary location in Franklin, Georgia for a period of one year. Mr. Reed will also be restricted on the disclosure and use of our confidential information and trade secrets. In addition, he will be restricted in his ability to solicit our employees or customers.
     Teresa L. Martin. Ms. Martin’s contract provides that we will employ her as Executive Vice President and Chief Financial Officer of the Bank. It has an initial term of five years and will be automatically extended for an additional year on the initial termination date and each anniversary thereafter unless either party gives the other 90 days prior written notice.
     If Ms. Martin’s employment is terminated without cause she will be entitled to severance pay equal to two month’s salary. Assuming such a termination as of the last business day of 2007, the Bank would have been required to pay Ms. Martin $26,000. If Ms. Martin’s employment is terminated within one year after a change in control transaction (except for a “for cause” termination), or if Ms. Martin leave the Bank for “good reason” during this period, she will be entitled to receive her salary through the month of the termination and severance pay equal to two times her then existing base salary. Ms. Martin may also leave the Bank’s employ within 90 days after a change in control, in which case she would be entitled to the severance payment. This payment is in addition to other amounts owed to Ms. Martin pursuant to the agreement. Assuming such a termination or resignation as of the last business day of 2007, the Bank would have been required to pay Ms. Martin $338,000.
     Ms. Martin’s employment agreement will provide that in the event of her termination from employment, she will not work in a similar capacity for a competing banking business within 20 miles of the Bank’s primary location in Franklin, Georgia for a period of one year. Ms. Martin will also be restricted on the disclosure and use of the Bank’s confidential information and trade secrets. In addition, she will be restricted in his ability to solicit Bank employees or Bank customers.
     Gregory S. Akins. Mr. Akins’ contract provides that we will employ him as Executive Vice President and Chief Credit Officer of the Bank. It has an initial term of five years and will be automatically extended for an additional year on the initial termination date and each anniversary thereafter unless either party gives the other 90 days prior written notice.
     If Mr. Akins’ employment is terminated without cause he will be entitled to severance pay equal to twelve month’s salary. Assuming such a termination as of the last business day of 2007, the Bank would have been required to pay Mr. Akins $156,000. If Mr. Akins’ employment is terminated within one year after a change in control transaction (except for a “for cause” termination), or if Mr. Akins leaves the Bank for “good reason” during this period, he will be entitled to receive his salary through the month of the termination and severance pay equal to two times his then existing base salary. Mr. Akins may also leave the Bank’s employ within 90 days after a change in control, in which case he would be entitled to the severance payment. This payment is in addition to other amounts owed to Mr. Akins pursuant to the agreement. Assuming such a termination or resignation as of the last business day of 2007, the Bank would have been required to pay Mr. Akins $468,000.

     Mr. Akin’s employment agreement provides that in the event of his termination from employment, he will not work in a similar capacity for a competing banking business within 20 miles of our primary location in Franklin, Georgia for a period of one year. Mr. Akins will also be restricted on the disclosure and use of our confidential information and trade secrets. In addition, he will be restricted in his ability to solicit our employees or customers.
2007 Director Compensation
     The following table provides information concerning the compensation of our directors for 2007. The table omits Jackie L. Reed since he is also a named executive officer and his compensation for services as a director is fully reflected in the summary compensation table above.

					Change
					in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or			Incentive Plan	Compensation	All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Roy L. Denney	19,400	—	—	—	—	—	19,400

Walter D. Duke	21,700	—	—	—	—	—	21,700

Wyche T. Green, III	20,900	—	—	—	—	—	20,900

Greg M. Hagan	21,200	—	—	—	—	—	21,200

George B. Hamil, Jr.	29,300	—	—	—	—	—	29,300

Terry L. Harper	29,400	—	—	—	—	—	29,400

Emmett K. Harrod	23,700	—	—	—	—	—	23,700

Howard J. Lindsey	24,500	—	—	—	—	—	24,500

Dennis H. McDowell	25,200	—	—	—	—	—	25,200

Edward R. Newbern	25,200	—	—	—	—	—	25,200

Randall Pugh	11,850	—	—	—	—	—	11,850

Carl R. Sewell, Jr.	21,200	—	—	—	—	—	21,200

Bart R. Smith	22,109	—	—	—	—	—	22,109

Gleamer L. Smith, Jr.	25,200	—	—	—	—	—	25,200

Robert L. Stewart, Jr.	25,200	—	—	—	—	—	25,200

PROPOSAL NO. 2 -
RATIFICATION OF INDEPENDENT AUDITORS
     Mauldin & Jenkins, LLC served as the Company’s independent auditors for the fiscal year ended December 31, 2007, and has been reappointed by the board of directors to serve in that capacity for the 2008 fiscal year. The Company has been advised that no member of Mauldin & Jenkins, LLC or any of its associates have any financial interest in the Company. A representative of Mauldin & Jenkins, LLC will be available at the Annual Meeting to respond to questions or make a statement on behalf of the independent auditors, if they so desire.
     Although not formally required, the appointment of the independent auditors of the Company has been directed by the board of directors to be submitted to the shareholders for ratification as a matter of sound corporate practice. If the shareholders do not ratify the appointment of Mauldin & Jenkins, LLC, the appointment of the independent auditors will be reconsidered by the board. Even if the shareholders ratify the appointment, the board of directors, in its sole discretion, may still direct the appointment of new independent auditors at any time during 2008 if the board of directors believes that such a change would be in the best interests of the Company.
     The following captions set forth the amounts billed by Mauldin & Jenkins, LLC for auditing services and all other services. The Company’s board of directors has considered whether the provision of non-audit services is compatible with maintaining auditor independence and believes that it is.
     Audit Fees. Mauldin & Jenkins, LLC billed the Company $108,850 for 2007 and $64,405 for 2006 for professional services rendered in connection with the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q and other services that are normally provided in connection with statutory and regulatory filings for these years.
     Audit-Related Fees. Mauldin & Jenkins, LLC billed the Company $14,489 for 2007 and $17,387 for 2006 for services that are reasonably related to the performance of the audit or review of the Company’s financial statements but are not reported under “Audit Fees” above.
     Tax Fees. Mauldin & Jenkins, LLC billed the Company $8,000 for 2007 and $5,000 for 2006 for professional services rendered for tax compliance, tax advice, and tax planning.
     All Other Fees. Mauldin & Jenkins, LLC did not bill the Company for any professional services during 2007 and 2006 other than those described above.
     The board of directors recommends that the shareholders vote FOR the ratification of the appointment of Mauldin & Jenkins, LLC as the Company’s independent auditors for 2008.
OTHER MATTERS
     The board of directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the named proxies in the accompanying proxy to vote in accordance with their judgment on such matters.
VOTING REQUIREMENTS
     Under law and pursuant to the bylaws of the Company, the presence, in person or by proxy, of the holders of more than 50% of the outstanding Common Stock entitled to vote is necessary to constitute a quorum for purposes of shareholder action. For these purposes, shares which are present or represented by proxy at the Annual Meeting will be counted in determining whether a quorum has been constituted, regardless of whether the holder of the shares or the proxy abstains from voting on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority.
     With regard to Proposal No. 1, the election of Class I directors, votes may be cast for or votes may be withheld from each nominee. Directors will be elected by a plurality of votes cast at the Annual Meeting.
     With regard to Proposal No. 2, the ratification of independent public accountants, votes may be cast for or against the matter, or shareholders may abstain from voting on the matter. Approval of such matter requires the affirmative vote of at least a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.
     If no directions are specified in any duly signed and dated proxy card received by the Company, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the named proxies FOR the election of the director nominees recommended by the board of directors, FOR the ratification of the appointment of Mauldin & Jenkins, LLC as the Company’s independent public accountants, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.
SHAREHOLDER PROPOSALS
     Any shareholder proposal intended to be presented at the 2009 annual meeting of shareholders and to be included in the Company’s proxy statement and form of proxy relating to such meeting must be received by the Company no later than December 22, 2008. Any such proposal must comply in all respects with the rules and regulations of the SEC.
     For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the Company’s 2009 annual meeting of shareholders, management will be able to vote proxies in its discretion if the Company: (i) receives notice of the proposal before the close of business on March 7, 2009, and advises shareholders in the 2009 proxy statement about the nature of the matter and how management intends to vote on such matter; or (ii) does not receive notice of the proposal prior to the close of business on March 10, 2009. Notices of intention to present proposals at the 2009 Annual Meeting should be addressed to FGBC Bancshares, P.O. Box 2578, Carrollton, Georgia 30112, Attention: Corporate Secretary.

ANNUAL REPORT ON FORM 10-K
     A copy of the Company’s Annual Report to Shareholders accompanies this proxy statement. The Annual Report includes a copy of its annual report on Form 10-K, including financial statements and any financial statement schedules, as filed with the SEC. Copies of exhibits to the Form 10-K are also available upon specific request and payment of a reasonable charge for reproduction. Such request should be directed to FGBC Bancshares, P.O. Box 2578, Carrollton, Georgia 30112, Attention: Corporate Secretary. If the person requesting the Form 10-K was not a shareholder of record on April 7, 2008, the request must include a representation that such person was the beneficial owner of the Common Stock on that date.
AVAILABLE INFORMATION
     The Company is subject to the disclosure requirements of the Exchange Act and, in accordance therewith, is required to file reports, proxy statements and other information with the SEC. Shareholders may inspect and copy such reports, proxy statements and other information at the Company’s office located at 100 Tom Reed Drive, Carrollton, Georgia 30117.
By Order of the Board of Directors
President and Chief Executive Officer
Franklin, Georgia
April 21, 2008

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE
		PROXY FGBC BANCSHARES, INC.	For All	With- hold Authority	For All Except

SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2008		PROPOSAL ONE: To elect the six nominees listed below each to serve as Class I directors of the Company for a three-year term expiring at the 2011 Annual Meeting of Shareholders.	☐	☐	☐

      The undersigned shareholder of FGBC Bancshares, Inc. (the “Company”) hereby appoints George B. Hamil, Jr. and Jackie L. Reed and each of them as proxies, with full power of substitution acting by either of them if only one of them be present and acting, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Meeting”) to be held at the Franklin office of First Georgia Banking Company, 101 Main Street, Franklin, Georgia 30217, on Monday, May 19, 2008, and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

THE BOARD OF DIRECTORS HEREBY RECOMMENDS
A VOTE FOR THE PROPOSALS
Roy L. Denney Greg M. Hagan Emmett K. Harrod Edward R. Newbern G. Randall Pugh Bart R. Smith
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			For	Against	Abstain
		PROPOSAL TWO: To ratify the selection of Mauldin & Jenkins, LLC as the Company’s independent auditors for 2008.	☐	☐	☐
This proxy will be voted as directed, but if direction to the contrary is not indicated, it will be voted FOR the Proposal.
Discretionary authority is hereby conferred as to all other matters which may come before the Meeting.

If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting and give full title. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership or limited liability company, please sign in the name of the entity by an authorized person.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

+	+

é	Detach above card, sign, date and mail in postage paid envelope provided. FGBC BANCSHARES, INC.	é

      Please mark, date and sign this Proxy, and return it in the enclosed, return-addressed envelope. No postage is necessary.
PLEASE RETURN THIS PROXY
AS SOON AS POSSIBLE
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.